UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-212639	81-2847976
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

10 Terrace Road,

Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2017, a subsidiary of Strategic Storage Trust IV, Inc. (the “Registrant”) executed a purchase and sale agreement with an unaffiliated third party (the “Palm Beach Gardens Purchase Agreement”) for the acquisition of a self storage facility to be located in Palm Beach Gardens, Florida (the “Palm Beach Gardens Property”). The information in this Item 1.01 description is qualified in its entirety by the full Palm Beach Gardens Purchase Agreement which is attached as Exhibit 10.1 hereto.

The Palm Beach Gardens Property will be a newly constructed self storage property that is expected to contain approximately 77,300 net rentable square feet and approximately 770 rental units. The purchase price for the Palm Beach Gardens Property is approximately $18.9 million, plus closing and acquisition costs. The Registrant expects the acquisition of the Palm Beach Gardens Property to close in the third quarter of 2018 after construction is complete on the self storage facility and at or about the time a certificate of occupancy has been issued for the Palm Beach Gardens Property. The Registrant expects to fund such acquisition with a combination of net proceeds from the Registrant’s offering and, a credit facility or other debt financing.

Pursuant to the Palm Beach Gardens Purchase Agreement, the Registrant will be obligated to purchase the Palm Beach Gardens Property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Palm Beach Gardens Property generally based upon:

•	the ability of the Registrant to raise sufficient net proceeds from its offering and obtain debt financing;

•	satisfactory completion of due diligence on the Palm Beach Gardens Property and the seller of the Palm Beach Gardens Property;

•	the completion of construction of the self storage facility and the issuance of a certificate of occupancy for the Palm Beach Gardens Property;

•	approval by the board of directors of the Registrant to purchase the Palm Beach Gardens Property;

•	satisfaction of the conditions to the acquisition in accordance with the Palm Beach Gardens Purchase Agreement; and

•	no material adverse changes relating to the Palm Beach Gardens Property, the seller of the Palm Beach Gardens Property or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Palm Beach Gardens Property. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to approximately $500,000 in earnest money on the Palm Beach Gardens Property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Palm Beach Gardens Property. Due to the considerable conditions to the consummation of the acquisition of the Palm Beach Gardens Property, the Registrant cannot make any assurances that the closing of the Palm Beach Gardens Property is probable.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Palm Beach Gardens Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, INC.

Date: August 23, 2017	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer